                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-47917, 333-39471, 333-67810, 333-60470, 333-60466, and
333-108311), in the Registration Statements on Form S-3 (Nos. 333-53336, 333-44932, 333-34018, and 333-89885) and in the Registration Statement on Form S-4 (No. 333-107298) of Patterson-UTI Energy, Inc. and subsidiaries of our report dated February 16, 2001, included in this Annual Report (Form 10-K/A) for the year ended December 31, 2002, with respect to the consolidated financial statements and schedule of UTI Energy Corp. as of December 31, 2000 and for the year then ended (not presented separately therein).


                            [/s/ ERNST & YOUNG LLP]

Houston, Texas
December 30, 2003